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                                                                    Exhibit 3(B)


Microfilm Number_________________Filed with the Department of State on May 12, 1998

Entity Number 0372201                 ______________________________________
                                         Secretary of the Commonwealth j/c


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)

         In compliance with the requirements of 15 Pa.C.S. $ 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: V.F. Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 1047 North Park Road          Wyomissing,        PA        19610
    ___________________________________________________________________________
     Number and Street               City           State       Zip      County

(b) c/o
       ________________________________________________________________________
         Name of Commercial Registered Office Provider

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: The Act of April 29,
1874

4. The date of its incorporation is: December 4, 1899

5. (Check, and if appropriate complete, one of the following):

           X     The amendment shall be effective upon filing these Articles of
                 Amendment in the Department of State.
          / /    The amendment shall be effective on ______ at ______a.m.
                                                      Date      Hour

6. (Check one of the following):

          X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. $ 1914(c).
         / / The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. $ 1914(c).

7. (Check, and if appropriate complete, one of the following):

         / / The amendment adopted by the corporation, set forth in full, is as follows:


         /x/ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereto.

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8. (Check if the amendment restates the Articles):

         ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


                  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of April 1998.


                                          VF Corporation
                                   --------------------------------------------
                                       (Name of Corporation)

                                   By:   Mackey J. McDonald
                                      -----------------------------------------
                                             (Signature)

                                   Title: President and Chief Executive Officer

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                                                                       Exhibit A




Article FIFTH of the Amended and Restated Articles of Incorporation of V.F. Corporation is amended by deleting the first, second and third sentences thereof and substituting in lieu thereof the following:

              This Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock"; the total number of shares which this Corporation shall have authority to issue is 325,000,000. The number of shares of Preferred Stock shall be 25,000,000, and the par value of each share of such class shall be One Dollar ($1.00). The number of shares of Common Stock shall be 300,000,000, without par value.




Except as amended as set forth above, Article FIFTH remains in full force and effect.

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